Exhibit 99.1

Contact:

Rebecca Chambers

Director, Investor Relations and Corporate Communications

(801) 584-1143

rchambers@myriad.com

FOR IMMEDIATE RELEASE

MYRIAD GENETICS ANNOUNCES AGREEMENT TO ACQUIRE RULES-BASED MEDICINE

Acquisition Expands Myriad’s Leadership Position in Companion Diagnostics

SALT LAKE CITY and AUSTIN– April 27, 2011 – Myriad Genetics Inc. (NASDAQ: MYGN) today announced that it has entered into a definitive merger agreement to acquire privately-held Rules-Based Medicine (RBM) of Austin, Texas for $80 million in cash. The deal expands Myriad’s research portfolio into new disease states, including psychiatric disorders, infectious diseases and inflammatory diseases, and adds eight new molecular diagnostic product candidates to Myriad’s already strong pipeline. RBM’s history of strategic alliances with over 20 major pharmaceutical and biotechnology companies, coupled with Myriad’s position in PARP inhibitors and PI3K inhibitors, creates a leading franchise in companion diagnostics. Furthermore, the RBM acquisition provides Myriad with access to patient cohorts for new diagnostic development and is expected to enhance Myriad’s industry-leading DNA and RNA technologies with unparalleled strength in protein discovery and analysis.

“We believe the acquisition of RBM will enhance Myriad’s capacity to deliver transformative molecular and companion diagnostic products to patients suffering from major, common diseases,” said Peter Meldrum, President and Chief Executive Officer of Myriad Genetics. “RBM’s extensive product pipeline includes tests for anti-psychotic drug safety, hepatitis C drug response and detection of kidney damage in diabetes patients and will augment Myriad’s strong oncology pipeline.”

“RBM has succeeded in developing over 550 immunoassays and a proprietary multiplex immunoassay technology for the discovery of novel protein biomarkers,” said Craig Benson, President and Chief Executive Officer of Rules-Based Medicine. “With its heritage as an innovator in the molecular diagnostics field, Myriad is perfectly suited to take RBM to the next stage and commercialize our products that can improve the quality of one’s life.”

Rules-Based Medicine is a leader in the discovery of novel biomarkers for its pharmaceutical and biotechnology partners utilizing its proprietary multiplex immunoassay technology. RBM’s protein detection platform provides pharmaceutical companies with critical information that can accelerate drug development research and improve clinical trial outcomes. The Company’s 2010 revenues were approximately $25 million, with operations approaching breakeven, after adjustment for non-recurring activities.

Myriad intends to continue to operate RBM from its facilities in Austin, Texas, as a wholly-owned subsidiary under the name Myriad RBM, Inc. The company will perform companion diagnostic discovery and development in collaboration with its pharmaceutical partners in addition to research projects for internal development. Myriad will place RBM’s commercial diagnostic operations under its molecular diagnostic laboratory in Salt Lake City, Utah. Myriad is pleased to welcome the approximately 160 talented and dedicated RBM employees to the Myriad team and believes this strategic combination will further Myriad’s goal of marketing transformative molecular diagnostic products that save lives and reduce healthcare costs.

Under the terms of the merger agreement, RBM will be acquired on a cash- and debt-free basis. The purchase price will be financed with cash on hand. Myriad believes that the acquisition provides an opportunity for an attractive return on investment and should be accretive to earnings within two years. Further details on the impact of the transaction to future revenue and earnings will be shared on the Company’s upcoming quarterly earnings call, scheduled for May 3, 2011. The transaction is expected to close on, or before, May 31, 2011 but is subject to customary closing conditions.

RBM was advised on this transaction by Jefferies & Company, Inc.

About Myriad Genetics

Myriad Genetics, Inc. (NASDAQ: MYGN) is a leading molecular diagnostic company dedicated to developing and marketing novel predictive, personalized and prognostic medicine products to assess a person’s risk of developing disease and guide treatment decisions. Myriad’s portfolio of nine molecular diagnostic products are based on an understanding of the role genes play in human disease and were developed with a focus on improving an individual’s decision making process for monitoring and treating disease. With fiscal year 2010 annual revenue of over $360 million and approximately 1,000 employees, Myriad is working on strategic initiatives, including new product introductions, companion diagnostics, and international expansion, to take advantage of significant growth opportunities. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

About Rules-Based Medicine

Rules-Based Medicine’s biomarker testing service provides clinical researchers, physicians and healthcare providers with reproducible, quantitative, multiplexed data for hundreds of proteins to advance drug development and patient care. The Company’s proprietary Multi Analyte Profiling (MAP) technology offers pre-clinical and clinical researchers broad, cost-effective protein analyses in multiple species from a small sample volume. MAP technology also supports RBM’s drive to develop diagnostics that aid in the detection of complex diseases and conditions in areas of unmet medical need such as neuropsychiatry, nephrology, immunology and cardiology. More information about RBM is located at www.rulesbasedmedicine.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) the combination of Myriad and RBM creating a leading franchise in companion diagnostics, (ii) the RBM acquisition providing Myriad with enhanced industry-leading technologies and unparalleled strength in protein discovery and analysis, (iii) Myriad’s belief that the acquisition will enhance its capacity to deliver transformative diagnostic products, augment Myriad’s strong pipeline and further Myriad’s goals of marketing transformative diagnostic products, (iv) RBM’s belief that Myriad is perfectly suited to take RBM’s products to the next stage and commercialize its products; (v) Myriad’s plans for operating RBM following the acquisition; (vi) Myriad’s belief that the acquisition provides an attractive return on investment and should be accretive to earnings within two years; and (vii) the expected closing date of the transaction. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic products may decline or will not continue to increase at historical rates; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic products in a timely manner, or at all; the risk that licenses to the technology underlying our molecular diagnostic products and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over our products; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of healthcare payment systems; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we or our licensors may be unable to protect the proprietary technologies underlying our products; the risk of patent-infringement claims or challenges of our patents; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

Myriad, the Myriad logo, BRACAnalysis, COLARIS, COLARIS AP, MELARIS, TheraGuide, PREZEON, OnDose, Prolaris and PANEXIA are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-G, MYGN-F